UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On August 22, 2019, 2050 Motors, Inc. terminated its letter of intent (“LOI”) with LVG1 to purchase 10% of LVG1 equity using 100,000 Series B Preferred Shares (convertible into 100,000,000 common shares of 2050 Motors stock) as consideration. LVG1 is owner and operator of a branded portfolio of consumer products and services targeting the global travel and entertainment industries, with access to over 33,000 villas and resort properties worldwide using a wholesale e-commerce platform. The entity and its affiliates have active engagements today in the travel, tourism, eSports, and cannabidiol (“CBD”) markets, with contracts signed or under negotiation with well-known operators, teams, consumer brands and distributors targeting multiple nationwide retailers with tens of thousands of points of sale. Subject to mutual agreement, it remains 2050’s desire to leverage the LVG1 brands across its cannabis social network currently under development @ www.kanab.club including embedding them on a co-branded or similar basis into its planned e-commerce marketplace.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Termination of Letter of Intent (“LOI”) between 2050 Motors, Inc. / LVG1 - August 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: August 22, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer